EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

The following statement is provided by the undersigned to accompany the Annual Report on Form 10-K/A for the period ended March 31, 2010 pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Annual Report on Form 10-K/A fully complies with the requirements of Section 13(a), or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Sensus (Bermuda 2) Ltd. and Sensus USA Inc.

Name:	Peter Mainz	Name:	Jeffrey J. Kyle
Title:	Chief Executive Officer & President	Title:	Chief Financial Officer
Company:	Sensus (Bermuda 2) Ltd. and Sensus USA Inc.	Company:	Sensus (Bermuda 2) Ltd. and Sensus USA Inc.
Date:	December 17, 2010	Date:	December 17, 2010